Exhibit 99.3

INVESTOR PRESENTATION April 2026 Securing America’s Lithium Supply

INVESTOR PRESENTATION | 2 U.S. Disclaimers Basis of Presentation This confidential presentation (together with oral statements made in connection herewith, the “Presentation Materials”) are provided for informational purposes only and have been prepared to assist interested parties in making their own evaluation with respect to a potential business combination among Jindalee Lithium Limited (“ Jindalee ”), its wholly owned subsidiary, HiTech Minerals, Inc . (the “Company”), Constellation Acquisition Corp I (“Constellation”), US Elemental (“ NewCo ”) and the other parties thereto (collectively, the “Contracting Parties”), and related transactions (the “Potential Business Combination”) and for no other purpose . These Presentation Materials and information contained herein constitutes confidential information and is provided to you on the condition that you agree that you will hold it in strict confidence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of Jindalee , the Company and Constellation and is intended for the recipient hereof only . By accepting, reviewing or reading these Presentation Materials, you will be deemed to have agreed to the obligations and restrictions set out below . In addition, these Presentation Materials are intended solely for investors that are, and by proceeding to receive these Presentation Materials you confirm that you are, qualified institutional buyers or institutions that are accredited investors (as such terms are defined under the rules of the Securities and Exchange Commission (the “SEC”) . These Presentation Materials supersede and replace all previous oral or written communications relating to the subject matter hereof . Jindalee , the Company and Constellation reserve the right to negotiate with one or more parties and to enter into a definitive agreement relating to one or more capital raising transactions at any time and without prior notice to the recipient of these Presentation Materials or any other person or entity . Jindalee , the Company and Constellation also reserve the right, at any time and without prior notice and without assigning any reason therefor ( i ) to terminate the further participation by the recipient or any other person or entity in the consideration of, and proposed process relating to, a capital raising transaction, (ii) to modify any of the rules or procedures relating to such consideration and proposed process and (iii) to terminate entirely such consideration and proposed process . The recipient acknowledges that Jindalee , the Company and Constellation and their respective directors, officers, employees, affiliates, agents, advisors or representatives are under no obligation to accept any offer or proposal by any person or entity regarding a capital raising transaction . None of Jindalee , the Company and Constellation or any of their respective directors, officers, employees, affiliates, agents, advisors or representatives has any legal, fiduciary or other duty to any recipient with respect to the manner in which any capital raising process is conducted . By your acceptance of these Presentation Materials, you acknowledge that applicable securities laws restrict a person who has received material non - public information concerning a company from purchasing or selling securities of such company and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities . Certain information included herein describes or assumes the terms that are or will be included in the agreements between the parties to the Potential Business Combination . Such agreements and terms are subject to change . The consummation of the Potential Business Combination is subject to other various risks and contingencies, including customary closing conditions . There can be no assurance that the Potential Business Combination will be entered into or consummated on the terms summarized herein or otherwise . As such, the subject matter of these Presentation Materials is evolving and is subject to further change by Jindalee , the Company and Constellation in their joint and absolute discretion . No Offer or Solicitation These Presentation Materials do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Potential Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction . These Presentation Materials do not constitute either advice or a recommendation regarding any securities . No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933 , as amended (the “Securities Act”) or an exemption therefrom . No Representations and Warranties No representations or warranties, express, implied or statutory are given in, or in respect of, these Presentation Materials, and no person may rely on the information contained in these Presentation Materials . Any data on past performance or modeling contained herein is not an indication as to future performance . This data is subject to change .. Each recipient agrees and acknowledges that these Presentation Materials are not intended to form the basis of any investment decision by such recipient and do not constitute investment, tax or legal advice . Recipients of these Presentation Materials are not to construe its contents, or any prior or subsequent communications from or with any of the Contracting Parties or their respective representatives as investment, legal or tax advice . Each recipient should seek independent third party legal, regulatory, accounting and/or tax advice regarding these Presentation Materials . In addition, these Presentation Materials do not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of the Potential Business Combination . Recipients of these Presentation Materials should each make their own evaluation of the Company and NewCo , and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . Information disclosed in these Presentation Materials is current as of the date of publication, and none of the Contracting Parties assume any obligation to update the information in these Presentation Materials . Each recipient also acknowledges and agrees that the information contained in these Presentation Materials ( i ) is preliminary in nature and is subject to change, and any such changes may be material and (ii) should be considered in the context of the circumstances prevailing at the time and has not been, and will not be, updated to reflect material developments which may occur after the date of these Presentation Materials . To the fullest extent permitted by law, in no circumstances will any of the Contracting Parties or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of these Presentation Materials, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith . These Presentation Materials discuss trends and markets that the Company’s or NewCo’s leadership team believes will impact the development and success of the Company or NewCo based on its current understanding of the marketplace and each recipient acknowledges this information is preliminary in nature and subject to change . Neither the SEC nor any securities commission of any other U . S . or non - U . S . jurisdiction has approved or disapproved of the Potential Business Combination described herein or determined that these Presentation Materials are truthful or complete . Forward - Looking Statements Certain statements included in these Presentation Materials are not historical facts but are forward - looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward - looking . These forward - looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial, performance and operational metrics and projections of market opportunity ; (2) references with respect to the anticipated benefits of the Potential Business Combination and the projected future financial and operational performance of NewCo following the Potential Business Combination, which may be affected by, among other things, competition, the ability of NewCo to grow and manage growth profitably, maintain relationships and retain its management and key employees ;; (3) the sources and uses of cash of the Potential Business Combination ; (4) the anticipated capitalization and enterprise value of NewCo following the consummation of the Potential Business Combination ; (5) statements regarding NewCo’s operations following the Potential Business Combination ; (6) the amount of redemption requests made by Constellation’s public shareholders ; (7) current and future potential commercial relationships ; (8) plans, intentions or future operations of NewCo or the Company, including relating to the finalization, completion of any studies, feasibility studies or other assessments or relating to attainment, retention or renewal of any assessments, permits, licenses or other governmental notices or approvals, or the commencement or continuation of any construction or operations of plants or facilities ;

INVESTOR PRESENTATION | 3 U.S. Disclaimers Continued Forward - Looking Statements Continued (9) the ability of NewCo to issue equity or equity - linked securities in the future ; (10) the outcome of any legal proceedings that may be instituted against the Contracting Parties ; (11) changes to the proposed structure of the Potential Business Combination that may be required or appropriate as a result of applicable laws or regulations ; (12) the ability to meet stock exchange listing standards following the Potential Business Combination ; (13) the risk that the Potential Business Combination disrupts current plans and operations of the Company ; (14) the availability of federal, state or local government support, and risks related to extensive regulation, compliance obligations and rigorous enforcement by federal, state, and non - U . S . governmental authorities ; and (15) expectations related to the terms and timing of the Potential Business Combination and the ability of the parties to successfully consummate the Potential Business Combination . These statements are based on various assumptions, whether or not identified in these Presentation Materials, and on the current expectations of the Contracting Company’s management and are not predictions of actual performance . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . Many actual events and circumstances are beyond the control of the Contracting Parties . These forward - looking statements are subject to a number of risks and uncertainties, as set forth in the slide entitled “Risk Factors” in the appendix to these Presentation Materials and those set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements and Risk Factor Summary” in Constellation’s Annual Report on Form 10 - K for the year ended December 31 , 2024 , and in those other documents that Constellation has filed, or that Constellation and NewCo will file, with the U . S . Securities and Exchange Commission (the “SEC”) . If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements . The risks and uncertainties above are not exhaustive, and there may be additional risks that none of the Contracting Parties presently know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . In addition, forward looking statements reflect relevant Contracting Parties’ expectations, plans or forecasts of future events and views as of the date of these Presentation Materials . Each of the Contracting Parties anticipate that subsequent events and developments will cause those assessments to change .. However, while the Contracting Parties may elect to update these forward - looking statements at some point in the future, each of the Contracting Parties specifically disclaim any obligation to do so . These forward - looking statements should not be relied upon as representing any of the Contracting Parties’ assessments as of any date subsequent to the date of these Presentation Materials .. Accordingly, undue reliance should not be placed upon the forward - looking statements . Use of Projections The projections, estimates and targets in these Presentation Materials are forward - looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond any of the Contracting Party's control . See "Forward - Looking Statements" above . The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory, competitive, technological and other risks and uncertainties that could cause actual results to differ materially from those contained in such projections, estimates and targets . The projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results . The assumptions and estimates underlying the prospective information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective information . While all projections, estimates and targets are necessarily speculative, each of the Contracting Parties believe that the preparation of prospective information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation . Accordingly, there can be no assurance that prospective results are indicative of future performance or that actual results will not differ materially from any results presented or indicated in the prospective information .. The inclusion of projections, estimates and targets in these Presentation Materials should not be regarded as an indication that any of the Contracting Parties, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events . Neither the independent auditors of Constellation nor the independent registered public accounting firm or mining consultants or engineers of the Jindalee , NewCo or the Company has audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in these Presentation Materials, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of these Presentation Materials . Non - GAAP Measures These Presentation Materials include certain financial measures not presented in accordance with United States generally accepted accounting principles (“GAAP”) . These non - GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items are significant in understanding and assessing the Company’s financial results . Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP . You should be aware that the Company’s presentation of these measures may not be comparable to similarly - titled measures used by other companies . Jindalee and the Company believe these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations . These Presentation Materials also include certain projections of non - GAAP financial measures . Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Jindalee and the Company are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort . Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward - looking non - GAAP financial measures is included . Important Information and Where to Find It In connection with a Potential Business Combination, Constellation, Jindalee , the Company and NewCo are expected to prepare a registration statement on Form S - 4 (the “Registration Statement”) to be filed with the SEC by NewCo , which will include preliminary and definitive proxy statements to be distributed to Constellation’s shareholders in connection with Constellation’s solicitation for proxies for the vote by Constellation’s shareholders in connection with the Potential Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities of NewCo in connection with the completion of the Potential Business Combination . After the Registration Statement has been filed and declared effective, Constellation will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date to be established for voting on the Potential Business Combination . Constellation’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto, and the definitive proxy statement/prospectus, in connection with Constellation’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve, among other things, the Potential Business Combination, because these documents will contain important information about Constellation, Jindalee , the Company, NewCo and the Potential Business Combination . Shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Potential Business Combination and other documents filed with the SEC by Constellation and NewCo , without charge, at the SEC’s website located at www . sec . gov or by directing a request to Constellation Acquisition Corp I, 1290 Avenue of the Americas, New York, NY 10104 . These Presentation Materials are not a substitute for the Registration Statement or for any other document that Constellation and/or NewCo may file with the SEC in connection with the Potential Business Combination . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION .

INVESTOR PRESENTATION | 4 U.S. Disclaimers Continued Participants in Solicitation Constellation, Jindalee , the Company and NewCo and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Constellation’s shareholders in connection with the Potential Business Combination . Investors and security holders may obtain more detailed information regarding Constellation’s directors and executive officers in Constellation’s filings with the SEC, including Constellation’s Annual Report on Form 10 - K and the other documents filed by Constellation with the SEC . Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Constellation’s shareholders in connection with the Potential Business Combination, including a description of their direct and indirect interests, which may, in some cases, be different than those of Constellation’s shareholders generally, will be set forth in the Registration Statement . Shareholders, potential investors and other interested persons should read the Registration Statement carefully when it becomes available before making any voting or investment decisions . Trademarks These Presentation Materials contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade names or products in these Presentation Materials are not intended to, and do not imply, a relationship with any Contracting Party, an endorsement or sponsorship by or of any Contracting Party, or a guarantee that any Contracting Party will work or will continue to work with such third parties . Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in these Presentation Materials may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that any Contracting Party or the any third - party will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights . Industry and Market Data Industry and market data used in these Presentation Materials has been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes . Neither Constellation, NewCo , the Company nor Jindalee has independently verified the data obtained from these sources and cannot assure you of the reasonableness of any assumptions used by these sources or the data’s accuracy or completeness . No Incorporation by Reference The contents of any websites or other citations referenced in these Presentation Materials is not incorporated by reference herein . No Incorporation by Reference The contents of any websites or other citations referenced in these Presentation Materials is not incorporated by reference herein . Risk Factors For a non - exhaustive description of the risks relating to an investment in a private placement in connection with the Potential Business Combination please review “Risk Factors” in Appendix 2 to these Presentation Materials .

INVESTOR PRESENTATION | 5 Australian | Non - U.S. Disclaimers These Presentation Materials have been prepared by the Contracting Parties to assist interested parties in making their own evaluation with respect the “Potential Business Combination” . These Presentation Materials provide general background information about the Contracting Parties’ activities . That information is current at the date of these Presentation Materials and remains subject to change without notice . Certain information in these Presentation Materials has been derived from third parties and though the Contracting Parties have no reason to believe that it is not accurate, reliable, or complete, it has not been independently audited or verified by the Contracting Parties . Except to the extent required by law, the Contracting Parties make no representation or warranty as to the accuracy, reliability, or completeness of information in this document and do not take responsibility for updating any information or correcting any errors or omissions which may become apparent after these Presentation Materials are released . These Presentation Materials are for information purposes only and is a summary and does not purport to be complete nor does it contain all the information which would be required in, nor is it, a prospectus, product disclosure statement, or other disclosure document under Australian law or any other law (and will not be lodged with the Australian Securities and Investments Commission or any foreign regulator) and is not, and does not constitute, an invitation or offer of securities for subscription, purchase, or sale in any jurisdiction . The Pre - Feasibility Study, including the production target and the forecast financial information derived from the production target, referred to in these Presentation Materials (PFS) was first released to the ASX by Jindalee (ASX : JLL) on 19 November 2024 (PFS Announcement) .. These Presentation Materials include summary excerpts from the PFS and do not purport to be all - inclusive or complete and should be read together with the PFS Announcement . Jindalee confirms that all material assumptions and technical parameters underpinning the production target and the forecast financial information derived from the production target, in the PFS Announcement continue to apply and have not materially changed . Shareholders and prospective investors should be aware that the PFS and these Presentation Materials do not include any forecast financial information in respect of the period after the initial 40 years of the Processing Schedule (post single commission and ramp up year), as the Contracting Parties cannot, at this stage, provide forecast financial information for that subsequent period . These Presentation Materials contain certain forward - looking statements, including forecast financial information .. Forward - looking statements include but are not limited to statements concerning the Contracting Parties’ current expectations, estimates, and projections about the industry in which Contracting Parties’ operate and beliefs and assumptions regarding the Contracting Parties’ future performance . When used in this document, the words such as “anticipate,” “could,” “plan,” “estimate,” “expects,” “seeks,” “intends,” “may,” “potential,” “should,” and similar expressions are forward - looking statements . Although the Contracting Parties’ believe that that they has a reasonable basis for those forward looking statements and forecast financial information, including the use of a flat U . S . $ 24 , 000 /t lithium carbonate price in the PFS, the production target set out in these Presentation Materials and the financial information based on it, such statements are subject to known and unknown risks, uncertainties, and other factors, some of which are beyond the control of Contracting Parties’ and no assurance can be given that actual results will be consistent with these forward - looking statements . The basis for that conclusion is contained throughout the PFS Announcement and all material assumptions, including the JORC modifying factors, upon which the forward - looking statements and forecast financial information are based, are disclosed in the PFS Announcement and these Presentation Materials should be read together with the PFS Announcement . To achieve the range of outcomes indicated in the PFS, the PFS estimates that funding in the order of $ 3 . 02 B in construction capital will be required . Shareholders and investors should be aware that there is no certainty that Jindalee / US Elemental will be able to raise the required funding when needed and it is possible that such funding may only be available on terms that may be highly dilutive or otherwise adversely affect Jindalee and US Elemental’s shareholders’ exposure to the McDermitt Lithium Project (the “Project”) economics .. Specifically, as outlined in the PFS Announcement, Jindalee / US Elemental intends to pursue potential third - party partnerships (with parties who have the potential to be joint venture partners in the Project) to advance the Project and may pursue other value realization strategies such as a sale or partial sale of the Project or underlying future commodity streams . If it does so, such arrangements may materially reduce Jindalee / US Elemental’s proportionate ownership of the Project and/ or adversely affect Jindalee and US Elemental shareholders’ exposure to the Project economics . Statements in these Presentation Materials regarding the Company’s business, which are not historical facts, are forward - looking statements that involve risks and uncertainties . These include, among others, risks and uncertainties related to Mineral Resource and Ore Reserve estimates, production targets, forecast financial information, lithium carbonate prices, capital and operating costs, risks related to results of current or planned exploration activities, changes in market conditions, obtaining appropriate approvals to undertake exploration activities in the portfolio of projects, changes in exploration programs and budgets based upon the results of exploration, future prices of minerals resources ; grade or recovery rates ; accidents, labour disputes, and other risks of the mining industry ; delays in obtaining government approvals or financing or in the completion of development or construction activities ; movements in the share price of investments and the timing and proceeds realized on future disposals of investments, force majeure events, as well as those factors detailed in the PFS Announcement or, from time to time, in Jindalee’s interim and annual financial statements and reports, all of which are available for review on ASX at asx . com . au and OTC Markets at otcmarkets . com . Although the Contracting Parties have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward - looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements . Accordingly, readers should not place undue reliance on forward - looking statements . To the extent permitted by law, the Contracting Parties and their officers, employees, related bodies corporate and agents disclaim all liability, direct, indirect or consequential (and whether or not arising out of the negligence, default, or lack of care of the Contracting Parties and/or any of their agents) for any loss or damage suffered by a recipient or other persons out of, or in connection with, any use or reliance on these Presentation Materials or information . These Presentation Materials do not constitute investment advice and have been prepared without taking into account any investor's particular investment objectives, financial circumstances or particular needs and the opinions and recommendations in these Presentation Materials are not intended to represent recommendations of particular investments to particular persons . You should seek professional advice when deciding if an investment is appropriate . All securities transactions involve risks, which include (among others) the risk of adverse or unanticipated market, financial or political developments . The information in these Presentation Materials that relates to the Maiden Ore Reserves for the McDermitt Lithium Project has been extracted from Jindalee’s ASX announcement on 19 November 2024 titled “McDermitt PFS – Multi Decade Source of US Lithium Carbonate” . The information in this report that relates to the Mineral Resource Estimate for the McDermitt Lithium Project has been extracted from Jindalee’s ASX announcement on 27 February 2023 titled “Resource at McDermitt increases to 21 . 5 Mt LCE” . A copy of these announcements is available to view on Jindalee’s website www . jindaleelithium .. com or on the ASX platform www . asx . com . au . Jindalee confirms that it is not aware of any new information or data that materially affects the information included in the original market announcements referred to above and, in the case of estimates of Mineral Resources and Ore Reserves, that all material assumptions and technical parameters underpinning the estimates in the relevant market announcement continue to apply and have not materially changed .

INVESTOR PRESENTATION | 6 Today’s Speakers Ian Rodger CEO Lindsay Dudfield Executive Director Martyn Buttenshaw Advisor HITECH MINERALS INC. CONSTELLATION ACQUISITION CORP. Tristan Garthe CFO Chandra R. Patel Chairman & CEO Jarett Goldman CFO INVESTOR PRESENTATION | 6

INVESTOR PRESENTATION | 7 Antarctica Capital SPAC SPONSOR OVERVIEW Specialized in Private Markets, Real Assets, and Insurance Extensive Experience in Private, Growth Equity, and SPAC Transactions Global Presence with headquarters in New York Decades of Experience Advising and Investing in Companies Internationally $10B 16+ 8+ 2 AUM 1 Investments 2 Exits 2 Completed De - SPACs 2 1. Antarctica Investment Advisors, LLC Form ADV & Winthrop Capital Management, LLC Form ADV 2. Source: ( i ) Form ADV, dated September 18, 2025, of Antarctica Investment Advisors, LLC, and (ii) Form ADV, dated March 25, 2025, of Winthrop Capital Management, LLC. INVESTOR PRESENTATION | 7

Strategic U.S. Lithium Asset Positioned for Success

US Elemental McDermitt Project:
Advantaged Tier 1 U.S. Lithium Resource With 5-Year Payback and 60+ Year Project Life

Aligned with U.S. Government Critical Minerals Priority

One of first ten FAST-41 Transparency Projects[1]
Partnered with DOE (Department of Energy) to advance domestic lithium supply through DOE-funded process optimization efforts[2]

Market Re-Rating of Lithium & Strategic Metals Underway[3]

Lithium equities and U.S. minerals ETF seeing increased trading volumes[4] as policy and defense demand drive scarcity premium alongside improving Lithium market fundamentals

Emerging Upside Catalysts

Magnesium by-product optionality[5] and structural BESS demand tailwinds poised to enhance already-compelling forecasted project economics

1. The White House: https://www.whitehouse.gov/articles/2025/04/trump-administration-advances-first-wave-of-critical-mineral-production-projects/
2. ASX Announcement on DOE Partnership: https://investorhub.jindaleelithium.com/announcements/6528835
3. Bloomberg Intelligence: Lithium: Finally Turning the Corner, viewed on 3 December 2025.
4. Refer to chart titled VanEck Rare Earth & Strategic Metals ETF (REMX) on slide 10 of this presentation.
5. ASX Announcement on Mg By-Product: https://investorhub.jindaleelithium.com/announcements/7221091

US elemental

INVESTOR PRESENTATION | 8

Why Now: U.S. Drive to Secure Domestic Lithium Supply

A MAJOR GLOBAL SUPPLIER

China controls **~70%** Of global lithium processing[1] **>90%** Of LFP battery production capacity[1]

~87% of total lithium is consumed by batteries[2]

Export controls imposed by China would significantly increase supply risk to U.S.[3]

U.S. STRATEGIC PRIORITY

U.S. imports **75%+** Of lithium-ion batteries **(considered by many to be a national security vulnerability)**[5]

Batteries are critical for **energy independence, national security, economic growth, AI and tech advancement**

Li

Lithium formally designated as a **"critical mineral", important to national security and economic resilience**[6]

"PRC does not adhere to the global norms on market access to critical minerals."[4]

Trump Administration Adds Key Mining Projects to FAST-41[7]

1. CNN https://www.cnn.com/2025/07/17/business/china-new-export-controls-ev-battery-intl-hnk as of July 17, 2025
2. USGS: https://pubs.usgs.gov/periodicals/mcs2025/mcs2025-lithium.pdf
3. In 2024 as estimated by Global Times (October 9, 2025): https://www.globaltimes.cn/page/202510/1345242.shtml
4. Predatory Pricing: How the Chinese Communist Party Manipulates Global Mineral Prices to Maintain Its Dominance https://www.congress.gov/119/meeting/house/118668/documents/HHRG-119-ZS00-20251119-SD001.pdf
5. Center for Climate & Security (Page 2): https://councilonstrategicrisks.org/wp-content/uploads/2025/05/75-Devil-is-in-the-Details.pdf
6. U.S. DOE: https://www.energy.gov/eere/geothermal/lithium
7. The White House: https://www.whitehouse.gov/articles/2025/04/trump-administration-advances-first-wave-of-critical-mineral-production-projects/

US elemental

INVESTOR PRESENTATION | 9

INVESTOR PRESENTATION | 10 Policy Support Driving Investor Demand for U.S. Critical Minerals Exposure Executive Order signed March 20, 2025: “Immediate Measures to Increase American Mineral Production ” 1 Significantly increased tariffs on Chinese lithium - ion batteries 2 Lithium designated as a “critical mineral” 3 vital to national security and economic resilience by the U.S. government 4 DOE announced $500M funding opportunity to expand domestic critical mineral processing and battery materials manufacturing (March 2026) 6 DOE provided $2.26 billion of financing for the nearby Thacker Pass project 5 VanEck Rare Earth & Strategic Metals ETF (REMX) 9 1. The White House: https://www.whitehouse.gov/presidential - actions/2025/03/immediate - measures - to - increase - american - mineral - production/ 2. Energy Storage News: Trump's 1930s - era tariffs bring China battery tariff to 82% 3. U.S. DOE, assessed on November 26, 2025: https://www.energy.gov/cmm/what - are - critical - materials - and - critical - minerals 4. Dobson et al.: https://escholarship.org/uc/item/4x8868mf 5. U.S. DOE: https://www.energy.gov/lpo/thacker - pass 6. U.S. Department of Energy, Office of Critical Minerals and Energy Innovation, "Energy Department Announces $500 Million to Strengthen Domestic Critical Materials Processing and Manufacturing," March 13, 2026: https://www.energy.gov/articles/energy - department - announces - 500 - million - strengthen - domestic - critical - materials - processing 7. U.S. Export - Import Bank / White House, "Project Vault: U.S. Strategic Critical Minerals Reserve," February 2, 2026, reported by Supply Chain Dive: https://www.supplychaindive.com/news/trump - launches - critical - mineral - reserve - project - vault/811279/ 8. WSJ: https://www.wsj.com/business/rare - earth - companies - funding - 231d1c85 9. Factset data as of Feb 28, 2026 AVG Daily Trading Volume (K Shares) 8 0 500 1,000 1,500 2,000 2,500 U.S. launched "Project Vault" — a $12B Strategic Critical Minerals Reserve establishing a federally - backed civilian stockpile of essential raw materials (Feb 2026) 7 INVESTOR PRESENTATION | 10

Lithium Demand Outlook Has Fundamentally Changed

Accelerating Battery Energy Storage Systems (BESS) Demand Fueling Upside Growth Estimate Revisions

Lithium demand for BESS projected to grow 55% in 2026[1]

Grid-scale energy storage has emerged as a powerful structural driver of lithium demand, accelerating alongside continued growth in electric vehicles and other battery applications. Lithium **demand is now underpinned by multiple durable, policy-resilient growth engines**

Energy storage's share of total lithium demand increasing: 13% (2023)[2] → 23% (2025) → 31% (2026)[1]

A **significant shift** driven by grid-scale storage, renewable integration, and AI data center power requirement

The U.S. installed a record 57.6 GWh of battery energy storage in 2025 (30% increase over 2024)[3]

SEIA projecting a further jump to 70 GWh in 2026 as **AI data center and grid modernization demand accelerates**. Meanwhile, China commissioned a record ~189 GWh of new battery energy storage in 2025 alone[4]. Together, these two markets are driving an unprecedented surge in battery-grade lithium demand

Lithium Demand by Usage[1]

Demand from the energy storage sector (ESS) is expected to grow steadily from 2024 to 2030.



3,000
2,000
1,000
2024
2025
2026
2027
2028
2029
2030
Automotive
ESS
Other Li-Ion Demand
Non-Battery Demand

Unit in 1,000 metric tons lithium carbonate equivalent (LCE)

1. Reuters / UBS / Guotai Junan Securities, "Energy Storage Boom Strengthens Demand Outlook for Beaten-Down Lithium," January 4, 2026: article link
2. Benchmark Mineral Intelligence 2026
3. SEIA / Benchmark Mineral Intelligence, "U.S. Energy Storage Market Outlook Q1 2026," reported in PV Magazine USA, February 23, 2026: article link
4. CNESA DataLink, 2025 China Energy Storage Industry Annual Data Report, January 22, 2026, cited in PV Magazine, February 1, 2026: article link

US elemental INVESTOR PRESENTATION | 11

AI's Power Surge & The Role of Lithium

Global Electricity Consumption

1.5%

by data centers in 2024[1]

Projected Global Electricity Consumption

~3%

by data centers in 2030[1]

Driven by unprecedented growth in computing power, storage needs, and AI model training[2]

Data centers are anticipated to see a **15% growth** in electricity consumption every year from 2024 to 2030[1]

~2.3x

Increase in Data Center Electricity Consumption


2030
945 TWh[1]
2024
415 TWh[1]



Data centers increasingly depend on lithium-ion battery storage instead of traditional lead-acid battery systems to counter grid instability and power outages[3] due to:

- Higher energy density
- Longer lifecycle and lower maintenance
- Faster charging
- Smaller footprint relative to lead-acid systems

Lithium ion battery storage systems mitigate risks associated with grid dependency and promote resilience[4]

1. IEA: https://iea.blob.core.windows.net/assets/601eaec9-ba91-4623-819b-4ded331ec9e8/EnergyandAI.pdf
2. Elements by Visual Capitalist: https://elements.visualcapitalist.com/charted-the-energy-demand-of-u-s-data-centers/
3. Science Shot: https://scienceshot.com/post/lithium-ion-vs-lead-acid-batteries-the-right-choice-for-data-center
4. NREL: https://docs.nrel.gov/docs/fy21osti/79850.pdf

US elemental

INVESTOR PRESENTATION | 12

Market Revisiting Lithium Thesis

BARRON'S

Wall Street Is Back on the Lithium Train[1]

UBS

Lithium entering its third major price cycle on strong structural demand and lagging supply response[2] – Feb 5, 2026

Deutsche Bank upgraded major lithium producers to Buy on constructive lithium market outlook[3] – Jan 13, 2026

J.P.Morgan

"Energy Storage Demand to Pull Lithium Back Into Deficit"[4] – Nov 2025

Morgan Stanley

Identified Lithium as a top commodities conviction pick for 2026 alongside uranium[5] – Dec 15, 2025

US Elemental Opportunity

TIMING

First production in early 2030s
Aligned with accelerating BESS demand growth as energy storage becomes an increasingly dominant share of lithium consumption

SCALE

63-year project life, 47,500tpa
Producing battery-grade lithium carbonate

LOCATION

Domestic U.S. Production
Into a market where national security, critical mineral supply chains, and AI infrastructure demands are driving policy and capital allocation

1. Barron's, "Wall Street Is Back on the Lithium Train. What Investors Should Know," January 13, 2026: link
2. UBS Q-Series Research, "The Third Lithium Supercycle," February 5, 2026, reported by Yahoo Finance/Proactive: link
3. Deutsche Bank upgrades Albemarle and SQM to Buy on bullish lithium outlook, January 2026, reported by Seeking Alpha: link
4. J.P. Morgan Research, "Energy Storage Demand to Pull Lithium Back Into Deficit," November 2025, reported by LinkedIn/Surge Battery Metals: link
5. Morgan Stanley Asia Pacific Materials Research (Rachel Zhang et al.), December 15, 2025, summary via: link

US elemental

INVESTOR PRESENTATION | 13

Converging Tailwinds Support Need for Domestic Supply Options

U.S. National Security Priority

Executive orders[1] and programs such as FAST-41[2] to enable faster federal permitting

BESS Transforming Market Fundamentals

Battery energy storage has emerged as a primary lithium demand driver alongside EVs, with BESS projected to grow 55% in 2026 and rise from 23% to 31% of total lithium consumption[3]

Surging Demand for U.S. Lithium

U.S. lithium demand is projected to surge nearly 487% by 2030, reaching almost 412,000 tonnes of lithium carbonate equivalent (LCE)[4]

Potential Global Supply Deficit from 2026[5]

Global lithium production cannot scale fast enough to meet accelerating demand[6]

U.S. Government Funding

U.S. Government funded projects, including a $9.63B+ loan from DOE[7] to BlueOval SK to build domestic battery manufacturing facilities, are expected to accelerate growth in domestic lithium capabilities

Price Recovery Underway

Supply constraints, accelerating BESS demand and continued investment are setting the stage for potential price recovery as demand expected to rise faster than supply[8]

1. White House: https://www.whitehouse.gov/presidential-actions/2025/03/immediate-measures-to-increase-american-mineral-production/
2. White House: https://www.whitehouse.gov/articles/2025/04/trump-administration-advances-first-wave-of-critical-mineral-production-projects/
3. See slide 11.
4. Fast Markets: https://www.fastmarkets.com/insights/us-lithium-demand-to-grow-fastmarkets-provide-regional-price-transparency/
5. Stockhead: https://stockhead.com.au/resources/high-voltage-jpmorgan-lifts-lithium-price-forecasts-as-big-batteries-drive-market-to-deficit/
6. SupplyChain Digital: https://supplychaindigital.com/news/evs-batteries-how-much-lithium-is-needed-to-decarbonise
7. U.S. DOE: https://www.energy.gov/lpo/articles/doe-announces-963-billion-loan-blueoval-sk-further-expand-us-manufacturing-electric
8. SC Insights Webinar: https://www.youtube.com/watch?v=X3PsVE3heJ8

US elemental

INVESTOR PRESENTATION | 14

INVESTOR PRESENTATION | 15 US Elemental McDermitt Project

FAST-41: US Elemental McDermitt Project Policy Advantage

One of the First 10 Mining Projects Added as FAST-41 Transparency Project[1]

What is FAST-41

A U.S. federal framework intended to streamline permitting for projects of national strategic importance by

- Improving transparency, predictability, and interagency coordination
- Listing projects on the Federal Permitting Dashboard
- Promoting faster decisions, reduces delays

Why it Matters for the US Elemental McDermitt Project

- One of only 6 Lithium related projects currently designated[3]
- Underscores US Elemental McDermitt Project's potential role in U.S. critical minerals strategy
- Reinforces confidence in permitting pathway and strategic relevance
- Supports advancement of federal permitting[4]

Other FAST-41 Projects[1,2]

- Rio Tinto: Resolution Copper Project
- Hecla Mining Company: Libby Exploration Project
- Bayer: South West Arkansas Project
- Albemarle: Silver Peak Lithium Mine
- Michigan Potash
- Lv Copper Corp: Lisbon Valley Copper Project


SAY WHEN

1. The White House: https://www.whitehouse.gov/articles/2025/04/trump-administration-advances-first-wave-of-critical-mineral-production-projects/
2. Project operator sourced from S&P Global.
3. Federal Infrastructure Projects, accessed November 25, 2025: https://www.permits.performance.gov/projects/transparency-projects?page=0
4. Federal Infrastructure Projects as of November 25, 2025: https://www.permits.performance.gov/permitting-project/fast-41-transparency-projects/mcdermitt-exploration-project

US elemental
INVESTOR PRESENTATION | 16

McDermitt Caldera Expected to be Premier U.S. Lithium Resource

Potentially one of the world's largest known accumulations of lithium mineralization, with potential for mining and processing to produce American made battery grade lithium carbonate[1]

US Elemental's **McDermitt Project**:

- One of only two lithium Mineral Resources in the McDermitt Caldera
- **Large-scale, potentially globally significant project**
- Outstanding metallurgical properties[1]
- JORC-Compliant Reserves & Resources[2,3]
- +60% forecasted EBITDA margin[3]

21.5Mt LCE

Contained Resource[2]

63 YR

Project Life[3]





95
McDermitt
OREGON
NEVADA
McDermitt Caldera

US Elemental
McDermitt Project
21.5 Mt LCE[2]

Lithium Americas
Thacker Pass Project
66.1Mt LCE[4]

Lithium Americas Receives First Drawdown of **$435 Million from US DOE ATVM Loan[5]**

US government to take 5% stakes in Lithium Americas and its joint venture with General Motors[6]

1. https://www.science.org/doi/10.1126/sciadv.adh8183
2. According to Mineral Resource Estimate ("MRE") commissioned by Jindalee. Estimate as of December 31, 2022. Source: ASX Announcement (February 27, 2023): https://investorhub.jindaleelithium.com/announcements/4328576
3. Refer to Jindalee Lithium ASX announcement dated November 20,2024 for further information, including the assumptions underpinning the key metrics: https://investorhub.jindaleelithium.com/announcements/6637448
4. According to Lithium Americas' MRE as of December 31, 2024. Source: Lithium Americas: https://lithiumamericas.com/thacker-pass/overview/default.aspx
5. Lithium Americas News Release: https://www.lithiumamericas.com/news/news-details/2025/Lithium-Americas-Receives-First-Drawdown-of-435-Million-from-U-S--DOE-ATVM-Loan/default.aspx
6. U.S. DOE: https://www.energy.gov/articles/department-energy-restructures-lithium-americas-deal-protect-taxpayers-and-onshore

US elemental

INVESTOR PRESENTATION | 17

Attractive Project Economics

Strong Cash Flows Expected

Once in production, US Elemental McDermitt Project is expected to deliver resilient cash flows through lithium price cycles

Ideal Timing

Current development timeline expected to align US Elemental's first lithium carbonate production with substantial supply deficits forecasted for the early 2030s[1]

Made in the U.S.

US Elemental McDermitt Project is expected to enable onsite production of American-made lithium carbonate, powering U.S. energy independence over multiple generations

The Opportunity

US Elemental McDermitt Project offers a strategic opportunity for investors and partners to capitalize on the global pivot toward localized critical mineral supply chains

Key Estimated Metrics from 2024 Pre-Feasibility Study[2]

$3.23B	Post Tax / NPV (8%)[2]
17.9%	Post Tax / IRR[2]
66%	EBITDA Margin Over the First 10 Years of Production[2]
$8,080/t LCE	Bottom Half of Cost Curve[2]
47,500 tpa	Lithium Carbonate for First Decade[2]
+40 Years	Economic Evaluation Period, Total Project Life of 63 Years[2]
5 Years	Project Payback from First Production[2]
2.34 Mt LCE	Ore Reserve (~10% of Resource)[2]

1. Carbon Credits: https://carboncredits.com/lithium-market-in-2025-and-beyond-supply-deficit-looms-with-116b-requirement/
2. Refer to Jindalee Lithium ASX announcement dated November 20,2024 for further information, including the assumptions underpinning the key estimated metrics: https://investorhub.jindaleelithium.com/announcements/6637448

US elemental

INVESTOR PRESENTATION | 18

INVESTOR PRESENTATION | 19 Potential Magnesium Upside From the US Elemental McDermitt Project If viable, this strategic by - product opportunity would position US Elemental McDermitt Project to contribute to U.S. domestic primary magnesium supply alongside battery grade lithium carbonate 1. U.S. DOE: https://www.energy.gov/cmm/what - are - critical - materials - and - critical - minerals 2. International Magnesium Association: https://www.youtube.com/watch?v=WNdTMQt33qk Officially designated as a critical mineral by the U.S. 1 due to its strategic importance to the economy and national security China accounts for almost 90% of the global supply 2 DEFENSE ROBOTICS AEROSPACE Magnesium is a Critical Mineral Vulnerable Supply Chain INVESTOR PRESENTATION | 19

McDermitt Project Milestones: Accelerating Path to Commercialization

DISCOVERY & TESTING

2018 — Extensive Lithium Mineralization Confirmed

Confirmed extensive lithium mineralization at McDermitt (this area had never been explored for lithium before)[1]

2019-2020 — Drilling Leads to Robust Resource Estimates

1.6Mt LCE[4]

Metallurgical test work confirmed excellent lithium recoveries[5] and new claims were staked to expand the Project area

2021-2022 — Drilling: More Lithium Discovered

21.5Mt LCE[2]

Extensive environmental baseline studies commenced[3]

2023 — EPO & More Metallurgical Test Work

Exploration Plan of Operations (EPO)[8] to enable major infill drilling program lodged with US Bureau of Land Management

2024 — PFS Completed & DOE Agreement

PFS completed, indicating 63-year Project with post-tax NPV of $3.23B and producing 47,500tpa LCE for first 10 years[5]

Signed R&D agreement with Department of Energy[7]

2025 — FAST-41 Designation: McDermitt Project Recognized by U.S. Government[6]

EPO Approved

December 8, 2025[8]

Antarctica Capital & Jindalee Lithium Announce Plans to Form US Elemental

to accelerate development of McDermitt project

COMMERCIALIZATION MILESTONES

2026 – 2031

- 2026: SK-1300 & Selection Studies
- 2026-2027: Definitive Feasibility Study
- 2026-2028: Permitting (Plan of Operations)
- 2027-2029: Financing & Project Approval
- 2028-2031: Project Execution, Commissioning & Production

2026

- Business Combination Agreement (BCA) Signed
- US Listing
- **Accelerated Feasibility Study Work:** Advanced technical, engineering, and economic studies to confirm critical project details

1. ASX Announcement (November 20, 2018): https://investorhub.jindaleelithium.com/announcements/3450183
2. ASX Announcement (February 27, 2023): https://investorhub.jindaleelithium.com/announcements/4328576
3. ASX Announcement (July 28, 2022): https://investorhub.jindaleelithium.com/announcements/4178653
4. ASX Announcement (November 19, 2019): https://investorhub.jindaleelithium.com/announcements/3564129
5. ASX Announcement (November 20, 2024): https://investorhub.jindaleelithium.com/announcements/6637448
6. Federal Infrastructure Projects as of November 25, 2025: https://www.permits.performance.gov/permitting-project/fast-41-transparency-projects/mcdermitt-exploration-project
7. ASX Announcement (September 16, 2024): https://investorhub.jindaleelithium.com/announcements/6528835
8. United States Department of the Interior, Bureau of Land Management (December 8, 2025): https://eplanning.blm.gov/public_projects/2025844/200559254/20147789/251047769/DOI-BLM-ORWA-V000-2023-0045-EA%20Decision%20Record%20for%20McDermitt%20Exploration%20signed.pdf

US elemental
INVESTOR PRESENTATION | 20

INVESTOR PRESENTATION | 21 Merging for Momentum: Positioning McDermitt Project for Success Proposed business combination and U.S. Listing of US Elemental is expected to unlock direct access to U.S. institutional investors, enhance policy momentum, and maximize U.S. government funding potential • Proposed business combination between HiTech Minerals Inc., a wholly owned subsidiary of Jindalee Lithium Ltd (ASX:JLL), and Constellation Acquisition Corp., a U.S. Special Purpose Acquisition Company (SPAC) sponsored by Antarctica Capital, to form a new U.S. listed company “US Elemental”, focused on developing the McDermitt Lithium Project • US Elemental is intended to list on a national U.S. securities exchange • Post - transaction, JLL is expected to retain at least 80% ownership of US Elemental, maintaining majority control over this strategically vital asset CURRENT JINDALEE LITHIUM LTD. Listed on ASX HITECH MINERALS INC. ( HiTech ) MCDERMITT PROJECT 100% 100% PRO FORMA JINDALEE LITHIUM LTD. Listed on ASX US ELEMENTAL Listed on Nasdaq or NYSE MCDERMITT PROJECT 80% 100% SPAC SPONSOR / NEW INVESTORS / SPAC PUBLIC SHAREHOLDERS US $20 - $30M CAPITAL RAISE

Illustrative Transaction Overview

Key Highlights

- HiTech Minerals Inc. (HiTech) equity valuation of $500M[1]
- Transaction contemplates capital raise of $20-30M, with $4.05M to be committed by affiliates of Antarctica Capital
- $15M of net cash on the pro forma balance sheet after transaction expenses
- Jindalee will roll over 100% of its HiTech equity & own approximately 80%+ of the combined entity US Elemental at closing
- Expected use of funds towards the development of the McDermitt Project & transaction expenses

Sources & Uses

Sources[3]	$M
Jindalee Rollover Equity	500.0
Third-Party PIPE	21.0
Antarctica PIPE	4.1
Total Sources	**525.1**

Uses	$M
Equity to Jindalee	500.0
Cash to Balance Sheet	15.0
Transaction Expenses[5]	10.1
Total Uses	**525.1**

Pro Forma Valuation[2,3]

	$M
Pro Forma Shares Outstanding[4]	58.6
Share Price	$10.0
Pro Forma Equity Value	**$586.2**
(+) Debt	$0.0
(-) Cash	($15.0)
Pro Forma Enterprise Value	**$571.2**

Pro Forma Ownership at Closing[2,3]



4.2%
0.7%
9.8%
85.3%
Jindalee Rollover Equity
Sponsor Shares4
Third-Party PIPE Shares6
Antarctica PIPE Shares7

1. Assumes purchase price on a cash-free, debt-free basis
2. Excludes the impact of 10.33M public warrants and any additional warrants issued for sponsor / shareholder loans until closing
3. Assumes 100% redemptions
4. Assumes 5,725,312 Founder Shares retained by the Sponsor
5. Reflects an estimate of transaction expenses; actual transaction expenses may vary
6. Assumes a $21M third-party PIPE offered at a 15% discount to the $10.00 per share De-SPAC entry price
7. Assumes a $4.05M Antarctica PIPE. Assumes the first $1.55M of PIPE capital contributed will be funded at BCA signing, convertible at $12.00 per share (shown on an as-converted basis). Assumes the remaining $2.5M of PIPE capital contributed will be offered pari-passu to the 3rd party PIPE (assumed at a 15% discount to the $10.00 per share De-SPAC entry price)

US elemental
INVESTOR PRESENTATION | 22

INVESTOR PRESENTATION | 23 88.4% 82.3% 70.0% Ioneer US Elemental Lithium Americas 55.2x 26.6x 26.7x Ioneer US Elemental Lithium Americas $219M $572M $1,096M Ioneer US Elemental Lithium Americas US Elemental Pro Forma Valuation $571M Target Enterprise Value PEER COMPARISON 1 US ELEMENTAL MCDERMITT PROJECT EXPECTED NPV 2 • Assumes purchase price on a cash - free, debt - free basis • $25M target capital raise • $15M PF Net Cash $3.23B NPV (8%) of McDermitt • 17.9% post tax IRR • 21.5Mt LCE Contained resource • 63 - year Project life ~82% Discount • Attractive Entry Point into a High - Quality Lithium Asset • Provides significant upside to investors 1. Factset data as of March 20, 2026 2. Refer to Jindalee Lithium ASX announcement dated November 20,2024 for further information, including the assumptions underpinning the key metri cs : https://investorhub.jindaleelithium.com/announcements/6637448 Enterprise Value (1) EV / Mt LCE Discount to NAV

INVESTOR PRESENTATION | 24 Thank You Ian Rodger Chief Executive Officer Ian@uselemental.com

INVESTOR PRESENTATION | 25 Appendix 1

INVESTOR PRESENTATION | 26 Near - Surface Ore with Stable Mining Profile 1 1. Jindalee Lithium: https://investorhub.jindaleelithium.com/announcements/6637448 Conventional truck & shovel mining Amenable to bulk mining methods Near - surface ore Stable mining Free dig mining Potential magnesium upside

Processing Route Validated Through Testwork[1]

- Our processing flowsheet will utilize industry standard technology that has been validated through testwork on core samples from the US Elemental McDermitt Project.
- US Elemental McDermitt Project is expected to be a fully integrated operation producing battery-grade Lithium Carbonate domestically for sale to the U.S. customers.
- Designed maximum annual production of 47.5ktpa Lithium Carbonate (limited by selected acid plant capacity).

Optimization opportunities will be studied under the recently announced cooperative research agreement with the U.S. Department of Energy (DoE) including[2]:

- By-product potential
- Ore upgrading
- Water use optimization

1. Jindalee Lithium ASX News Release: https://cdn-api.markitdigital.com/apiman-gateway/ASX/asx-research/1.0/file/2924-02882493-6A1238245&v=undefined
2. Jindalee Lithium ASX News Release: https://cdn-api.markitdigital.com/apiman-gateway/ASX/asx-research/1.0/file/2924-02852890-6A1225457&v=undefined



~4.8 Mtpa
Of ore feed
ROM Ore
Coarse gangue
~28% mass rejection
ATTRITION SCRUBBING
Leach Feed
Tailings storage
ACID LEACHING, NEUTRALIZATION
~3.5 Mtpa feed
~72% mass recovery
~92% Li recovery
Li Solution
Li_2CO_3
ION EXCHANGE, LI CRYSTALIZATION
Li Solution
Mg & Ca REMOVAL
Mg & Ca removal
Optimization underway
DRYING, PACKING
Final Product
Li_2CO_3
Battery Grade
47.5 ktpa of product
Total Recovery = ~85%
Process Streams
Process Steps
Waste Streams
Note: Figures quoted reflect averages over first 10 years of commercial production.

INVESTOR PRESENTATION | 27

Unlocking McDermitt: Strategic Feasibility Roadmap

Delivery of high-quality Feasibility Study with project and operational plans that are environmentally/socially sound and able to secure permits in reasonable timelines, practically executable, and deliver strong business case that is able to secure financing and advance to construction.

- Completion of critical tradeoff studies required to fully define the scope, and maximize the value of McDermitt Project
- Submit high-quality EIS on the fastest practical timeline
- Detailed project plans designed to minimize re-work and maintain momentum toward production

	Selection / Value Optimization Studies	Baseline Data Collection	Feasibility Study
Objective	Completion of critical tradeoff studies to define key project details, confirm regulatory engagement requirements, and optimize overall project value	Completion of key studies and collection of critical environmental, cultural, and other background data to inform permitting and risk mitigation	Deliver robust technical, engineering and economic studies for investment and permitting
Timelines	Q4-2025 through Q2-2026	Q4-2025 through 2027+	Q2-2026 through Q4-2027
Details	• **Flowsheet Optimization: Evaluate potential for valuable Magnesium byproduct** • Optimize flowsheet, water, power and infrastructure location • Advance permitting and stakeholder engagement • Identify opportunities to reduce capital and operating costs	• Complete environmental, water, and wildlife studies- Collect geochemical, geotechnical, and hydrological data • Conduct social, community, and economic baseline studies • Support preparation of high-quality EIS	• Advanced metallurgical and pilot plant testing to confirm process assumptions and plant capital/operating costs • Infill drilling to increase measured reserves and support detailed mine and process plan development • Advanced engineering for power, water supply, and all non-process infrastructure • Final reclamation and closure plans • Detailed supporting studies on labor, procurement, supply chain, and community development

US elemental
INVESTOR PRESENTATION | 28

McDermitt Reserve and Resource Tables

McDermitt Project Mineral Resource Estimate (2023)[1]									
Cut-off Grade (ppm Li)	*Indicated Resource*			*Inferred Resource*			*Indicated and Inferred Resource*		
	Tonnage (Mt)	Li Grade (ppm)	LCE (Mt)	Tonnage (Mt)	Li Grade (ppm)	LCE (Mt)	Tonnage (Mt)	Li Grade (ppm)	LCE (Mt)
1,000	1,470	1,420	11.1	1,540	1,270	10.4	3,000	1,340	21.5

McDermitt Project Ore Reserve Estimate (2024)[1]			
Cut-off Grade (ppm Li)	*Probable Reserve*		
	Tonnage (Mt)	Li Grade (ppm)	LCE (Mt)
1,000	251	1,751	2.34

1. The information in this presentation that relates to the Maiden Ore Reserves for the McDermitt Project has been extracted from Jindalee Lithium ("Jindalee") ASX announcement 19 November 2024 titled "McDermitt PFS - Multi-Decade Source of US Lithium Carbonate."
The information in this presentation that relates to the Mineral Resource Estimate for the McDermitt Project has been extracted from Jindalee's ASX announcement on the 27/02/2023 titled "Resource at McDermitt increases to 21.5 Mt LCE".
The PFS and the above announcements are available to view on the Jindalee Company's website or www.asx.com.au (JLL).
The Company confirms that it is not aware of any new information or data that materially affects the information included in the original market announcements referenced above and, in the case of estimates of the Mineral Resource and Ore Reserves estimates for the McDermitt Lithium Project, that all material assumptions and technical parameters underpinning the Mineral Resource and Ore Reserves estimate in those announcements continue to apply and have not materially changed.

US elemental
INVESTOR PRESENTATION | 29

McDermitt Comparison with Thacker Pass

	Owners	US elemental	Lithium Americas / gm Joint Venture (62% / 38%)
	Category	**McDermitt Project PFS (November 2024)[4,5,8]**	**Thacker Pass (Updated Project Plan January 2025)[1,2,3,9,10]**
Financial	EBITDA Margin	64%	65%
	Operating Cash Cost	$8,673/t (Defined as C1 cash costs)	$8,039/t
	NPV8% (post tax)	$3,229M	$8,691M
	IRR (post tax)	17.9%	20.0%
	Development capital	$3,021m (inclusive of U.S.$495m contingency)	Phase 1: $2,930m LOM: $12,327m
Operational	Average lithium Process Feed grade	1,967 ppm	2,538 ppm
	Beneficiation separation size / course gangue rejects	125 microns	75 microns
	Average lithium recovery	84.4%	80.4%
	Average Lithium Carbonate production	43.8ktpa (47.5ktpa capacity)	Phase 1 Capacity: 40ktpa 135ktpa (max capacity 160ktpa)
	Lithium price assumed	$24,000/t	$24,000/t
	Project Life	63 years	85 years
Other	Reserves and Resource	Reserves: 2.34 Mt of contained LCE @ 1,340ppm Li Resource: 21.5 Mt of contained LCE[6,7] @ 1,751ppm Li	Reserves: 14.3 Mt of contained LCE @ 3,180ppm Li Resource: 66.1 Mt of contained LCE[6,7] @ 2,175 ppm Li
	Location	Oregon	Nevada
	Engineering Consultants	Fluor Corporation and Cube Consulting	SGS, Sawtooth, NewFields, Bechtel and EXP

Notes:
1. Lithium Americas' recent update outlines a phased expansion plan across five stages, targeting a total capacity of 160 ktpa of lithium carbonate.
2. Phase 1, currently under development, has a planned capacity of 40ktpa of lithium carbonate, requiring development capital of U.S.$2,930m. The total development capital across all phases is U.S.$12,327m.
3. Lithium Americas reports financial, cost, and production metrics based on the full expansion plan over different time horizons, incorporating all five phases, but does not provide standalone metrics for Phase 1.
4. Jindalee's PFS, by contrast, considers a single development stage with a capacity of 47.5ktpa of lithium carbonate and does not assume any staged expansions.
5. Financial, cost and production for McDermitt are over the project's Economic Evaluation Period alone, not the full 63 year project life (PFS Economic Evaluation Period consists of construction, commissioning and ramp-up, followed by first 40 full years of production).
6. Metrics included in table are quoted on life of project basis unless otherwise denoted.
7. Inclusive of mineral reserves.

Data Sources:

8. McDermitt: McDermitt PFS released by Jindalee Lithium on 19 November 2024 (link)
9. Thacker Pass: Thacker Pass project update 7 January 2025 (link & link)
10. Breakdown of Resources by category included in p27

US elemental
INVESTOR PRESENTATION | 30

INVESTOR PRESENTATION | 31 Peer Comparison Data: North American Lithium Deposits Source Contained LCE (Mt) 1 Cut - Off (ppm Li and % LiO2) Grade (ppm Li and % LiO2) Resource (Mt) Resource Category Stage Owner Deposit Company Website – Resource Update 2025 2 Link 8.0 858 ppm 2,680 ppm 561 Measured Construction TSX: LAC (62%) NYSE: GM (38%) Thacker Pass 36.5 2,150 ppm 3,225 Indicated 21.6 2,070 ppm 1,982 Inferred 66.1 2,175 ppm 5,768 Total Company Website 3 Link 1.29 5,000ppm boron cut - off for high boron – high lithium (HiB - Li) mineralization; $16.54/tonne net value cut - off for low boron (LoB - Li) mineralization 1,586 ppm 152 Measured Feasibility Study Complete ASX: INR Rhyolite Ridge 1.97 1,417 ppm 261 Indicated 0.71 1,388 ppm 97 Inferred 3.97 1,463 ppm 510 Total 1. Totals may vary due to rounding; Resources stated on 100% basis 2. https://lithiumamericas.com/news/news - details/2025/Lithium - Americas - Increases - Mineral - Resource - and - Reserve - for - Thacker - Pass/defa ult.aspx 3. https://www.ioneer.com/investors/reserves - resources/

INVESTOR PRESENTATION | 32 Appendix 2

INVESTOR PRESENTATION | 33 Risk Factors All references to the “company,” “we,” “us” or “our” refer to Jindalee Lithium Limited (“ Jindalee ”) and HiTech Minerals, Inc. (the “Company”) and their consolidated entities prior to the Potential Business Combination, and for periods following the closing of the Potential Business Combination refer to NewCo as the combined company and its subsidiaries. The risks presented below are non - exhaustive descriptions of certain of the general risks related to the business of the Company, Constellation and NewCo and the Potential Business Combination, and such list is not exhaustive. The list below has been prepared solely for purposes of inclusion in these Presentation Materials and not for any other purpose. You should carefully consider these risks and uncertainties and should carry out your own diligence and consult with your own financial and legal advisors concerning the risks presented by an investment in the Company and the Potential Business Combination. Risks relating to the business of Constellation, Jindalee , the Company, the Potential Business Combination and the business of NewCo will be disclosed in future documents filed or furnished by Constellation or NewCo with the SEC, including the documents filed or furnished in connection with the Potential Business Combination. The risks presented in such filings will be consistent with SEC filings typically relating to a public company, including wit h respect to the business and securities of Jindalee , the Company, Constellation and NewCo and the Potential Business Combination, and may differ significantly from, and be more extensive than, those presented below. Risks Related to Our Business and Our Industry • Our business operates in the mining exploration and development industry. Our project is at the development stage, and there are no guarantees that development of the project into a mine will occur or that such development will result in the commercial extraction of mineral deposits. In addition, even if an economic mineral deposit is mined, we may not realize profits from our development activities in the short, medium or long term. • The economic viability of our project and its development remains subject to various factors, including, in the near term, the delivery of a definitive feasibility study which supports the project economics. To date, we have received a positive preliminary feasibility study, which has a lower level of confidence than a definitive feasibility study, but which has resulted in the definitive feasibility study being commissioned in respect of the project. The information presented in in these Presentation Materials is based solely on the preliminary feasibility study. • There can be no assurance that we will deliver a definitive feasibility study that supports the economic viability of the project moving forward or that the assumptions used in the definitive feasibility study to underpin the viability of the project (including, but not limited to, the prices of lithium carbonate) will remain true and correct in the future. • Our future performance is difficult to evaluate because we have a limited operating history in the mining, energy and resources sector, including in the battery metals industry. • Our long - term success will depend ultimately on implementing our business strategy and operational plan, as well as our ability to generate revenue, achieve and maintain profitability and develop positive cash flows from our mining activities. • Our business strategy is to develop the McDermitt Project to produce lithium domestically. Consequently, our growth depends upon the continued growth in lithium demand and in lithium - ion batteries. • The development and adoption of new battery technologies that rely on inputs other than lithium compounds could significantly impact our prospects and future revenues. • Our long - term success depends, in part, on our ability to negotiate and enter into sales agreements with, and deliver our product to, third party customers on commercially viable terms. There can be no assurance that we will be successful in securing such agreements. • Exchange rate fluctuations may materially affect our results of operations and financial condition. • We may seek to raise further funds through equity or debt financing, joint ventures, production sharing arrangements or other means. Consequently, we depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth. • Changes in technology or other developments could adversely affect demand for lithium compounds or result in preferences for substitute products. • Our possible future revenues will be mainly derived from the sale of lithium and magnesium products. Consequently, our success largely depends on the market price of lithium remaining higher than our costs of any future production (assuming successful exploration and development of the project). • When compared to many industrial and commercial operations, mining exploration and development projects are high risk and subject to uncertainties. Each mineral resource is unique and the nature of the mineralization, and the occurrence and grade of the lithium, as well as its behavior during mining, can never be wholly predicted. Our mineral resource estimates may be materially different from mineral quantities we may ultimately recover, our life - of - mine estimates may prove inaccurate and market price fluctuations and changes in operating and capital costs may render mineral resources uneconomic to mine. • The industry in which we operate is subject to domestic and global competition. We have no influence or control over the activities or actions of our competitors, which activities or actions may negatively affect the operating and financial performance of our projects and business. • If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer. • Any failure by management to manage growth properly could have a material adverse effect on our business, operating results and financial condition. • Land reclamation and mine closure may be burdensome and costly. • Our success depends on developing and maintaining relationships with local communities and stakeholders. • We are exposed to general economic conditions and the fluctuations of interest and inflation rates may have an adverse effect on our business. • Our business may be adversely affected by force majeure events outside our control, including labor unrest, civil disorder, war, subversive activities or sabotage, extreme weather conditions, fires, floods, explosions or other catastrophes, epidemics or quarantine restrictions. Note: All amounts are in U.S.$ unless stated otherwise.

INVESTOR PRESENTATION | 34 Risk Factors Risks Related to Legal, Compliance and Regulations • If we receive federal monies, we could become subject to additional federal regulations. This could delay timing and increase costs. • We will be required to obtain governmental permits and approvals to conduct development and mining operations, a process which is often costly and time - consuming. There is no certainty that all necessary permits and approvals for our planned operations will be granted. • Our failure to comply with applicable anti - corruption, anti - bribery, anti - money laundering and similar laws and regulations could negatively impact our reputation and results of operations. • Our operations are subject to environmental, health and safety regulations, which could impose additional costs and compliance requirements, and we may face claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws. • The impacts of climate change may adversely affect our operations and/or result in increased costs to comply with changes in regulations. • We face opposition from organizations that oppose mining which may disrupt or delay our mining projects. • The requirements of being a public company in the U.S. may strain our resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from being a public company in the U.S. may be greater than we anticipate. • Our business could be adversely affected by trade tariffs or other trade barriers. • We are exposed to possible litigation risks, including mining permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims. Further, we may be involved in disputes with other parties in the future that may result in litigation. Current or future litigation or administrative proceedings could have a material adverse effect on our business, financial condition and results of operations. Risks Related to Operations • The development of mining operations at the McDermitt Project is dependent on a number of factors, many of which are beyond our control. If we commence production at the project, our operations may be disrupted by a variety of risks and hazards that could have a material adverse effect on our future operating costs, financial condition and ability to develop and operate a mine. • The occurrence of significant events against which the Company may not be fully insured could have a material adverse effect on our business, financial condition and results of operations. • The threat of global economic, capital markets and credit disruptions pose risks to our business. Risks Related to Intellectual Property and Technology • Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly. • We may need to defend ourselves against claims that we infringe, have misappropriated, or otherwise violate the intellectual property rights of others, which may be time - consuming and would cause us to incur substantial costs. • Any unauthorized access to, disclosure, or theft of personal information we gather, store, or use could harm our reputation and subject us to claims or litigation. • A failure of our information technology and data security infrastructure could adversely affect our business and operations. Risks Related to Future Performance and Resource Estimates • Actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated and future development activities may not result in profitable mining operations. • Mining projects such as ours have no operating history on which to base estimates of future operating costs and capital requirements. Before operations commence, any projections we may produce are based upon estimates and assumptions made at the time they were prepared. If these estimates or assumptions prove to be incorrect or inaccurate, our actual operating results may differ materially from our forecasted results. • Our resource estimates may change significantly when new information or techniques become available. In addition, by their very nature, resource estimates are imprecise and depend to some extent on interpretations, which may prove to be inaccurate. As further information becomes available through additional fieldwork and analysis, our estimates, if any, are likely to change and these changes may result in a reduction in our resources. These changes may also result in alterations to our development and mining plans, which may, in turn, adversely affect our operations. Risk Related to Land Access • The Company may be required to negotiate access arrangements and pay compensation to land owners, local authorities, traditional land users and others who may have an interest in the area covered by tenure. The Company’s ability to resolve access and compensation issues may have a negative impact on the future success and financial performance of the Company’s operations. Risk Related to Tenures • In relation to tenures which the Company has an interest in or will in the future acquire, there may be areas of indigenous owned land. Where such rights exist, the ability of the Company to gain access to such tenures (through obtaining consent of any relevant landowner), or to progress such tenures from the exploration phase to the development and mining phases of operations may be adversely affected. Risk Related to Sediment - Hosted Lithium Deposit • The McDermitt Lithium Project is a sediment - hosted lithium deposit and the Company is not aware of any commercially operating lithium sediment presently anywhere in the world. Jindalee has completed a comprehensive metallurgical testwork program as part of the McDermitt Lithium Project Pre - Feasibility Study in November 2024, encompassing all major processing stages from beneficiation through to the production of battery - grade lithium carbonate. While the results of this work provide an increased level of confidence in the technical viability of the proposed flowsheet, further optimisation and pilot - scale testing will be required to finalise process design parameters and confirm the scalability of the flowsheet to commercial production. There remains no assurance that lithium production can ultimately be achieved on an economically viable basis or at all. Note: All amounts are in U.S.$ unless stated otherwise.

INVESTOR PRESENTATION | 35 Risk Factors Risks Related to Constellation and the Potential Business Combination • Constellation, Jindalee , the Company and NewCo may not enter into a binding or definitive agreement relating to the Potential Business Combination, and even if they do, the conditions to complete the Potential Business Combination may not be satisfied or may be waived. • In order for the Potential Business Combination to close, in addition to other regulatory and governmental approvals that must be obtained by each of Constellation, Jindalee , the Company and NewCo , among others, the shareholders of Jindalee will be required to approve the transaction on the terms set out in the definitive agreement in accordance with Australian corporate law and the listing rules of the Australian Securities Exchange. There can be no guarantee that such approval will be obtained. • Constellation Sponsor LP (the “Sponsor”) and certain Constellation shareholders affiliated with the Sponsor have agreed to vote in favor of the Potential Business Combination, regardless of how Constellation’s public shareholders vote. • The Sponsor, certain members of the Constellation Board and management have interests in the Potential Business Combination that are different from or are in addition to public shareholders, which may include direct or indirect ownership of Constellation’s founder shares and/or private placement warrants, each of which will lose their value if an initial business combination is not consummated. • Constellation’s Board has potential conflicts of interest in recommending that shareholders vote in favor of approval of the Potential Business Combination proposal and approval of the other proposals in connection therewith. • Our shareholders and Constellation’s shareholders will experience dilution as a consequence of the Potential Business Combination. • Future resales of NewCo’s outstanding shares may cause the market price of its securities to drop significantly, even if NewCo’s business is doing well. • We cannot assure you that NewCo’s or Constellation’s stock price will not decline or not be subject to significant volatility. • The ability of Constellation’s remaining public shareholders to exercise redemption rights with respect to Constellation’s outstanding public shares could increase the possibility that the Potential Business Combination would limit NewCo’s public float following the Potential Business Combination. • We and Constellation will be subject to business uncertainties and contractual restrictions once documentation for the Potential Business Combination is executed. • Constellation cannot assure you that its due diligence review of our business has identified all material issues or risks associated with us, our business, or the industry in which we operate. Additional information may later arise in connection with the preparation of the registration statement and proxy materials or after completion of the Potential Business Combination. If Constellation’s due diligence investigation of our business was inadequate, then stockholders of Constellation following the Potential Business Combination could lose some or all of their investment. • There can be no assurance that NewCo following the closing of the Potential Business Combination will be able to comply with the continued listing standards of Nasdaq. Further, there is no guarantee that an active and liquid public market for NewCo’s shares will develop. • If, following the Potential Business Combination, securities or industry analysts do not publish or cease publishing research or reports about NewCo , its business, or its market, or if they change their recommendations regarding NewCo’s shares adversely, then the price and trading volume of NewCo’s shares could decline. • NewCo may be unable to obtain additional financing to fund its operations or growth. • Constellation is an “emerging growth company” within the meaning of the Securities Act, and we believe that NewCo will qualify as an emerging growth company following the Potential Business Combination. Constellation and NewCo intend to take advantage of certain exemptions from disclosure requirements available to emerging growth companies, which could make their securities less attractive to investors and may make it more difficult to compare performance with other public companies. • We and Constellation will incur significant transaction costs in connection with the Potential Business Combination. • Following the Potential Business Combination, a small number of shareholders will own a substantial majority of our shares, giving them material influence over the outcome of matters requiring a shareholder vote, including the election of directors and the approval of material matters and their interests may not align with the interest of other shareholders. • In connection with the Potential Business Combination, Constellation’s sponsor and its officers, directors, advisors or their respective affiliates may elect to purchase Class A ordinary shares from public shareholders, which may reduce the public float of NewCo’s shares. • Other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements” in the registration statement on Form S - 4 to be filed in connection with the Potential Business Combination or in other documents filed by Constellation and NewCo with the SEC. Note: All amounts are in U.S.$ unless stated otherwise.

INVESTOR PRESENT